UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2013

RadNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19019	13-3326724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1510 Cotner Avenue

Los Angeles, California  90025

(Address of Principal Executive Offices) (Zip Code)

(310) 478-7808

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders held on June 6, 2013, the stockholders considered and approved three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2013 for the Annual Meeting of Stockholders.

The results detailed below represent the final voting results as certified by the Inspector of Elections:

Proposal 1

The stockholders elected the following seven directors to hold office until the 2014 Annual Meeting of Stockholders: Howard G. Berger, M.D.; Marvin S. Cadwell; John V. Crues, III, M.D.; Norman R. Hames; Lawrence L. Levitt; Michael L. Sherman, M.D.; and David L. Swartz, based on the following votes:

Director	For	Withheld	Broker Non-Votes
Howard G. Berger, M.D.	22,239,530	369,854	14,599,605
Marvin S. Cadwell	22,250,252	359,132	14,599,605
John V. Crues, III, M.D.	22,147,499	461,885	14,599,605
Norman R. Hames	22,199,019	410,365	14,599,605
Lawrence L. Levitt	22,246,277	363,107	14,599,605
Michael L. Sherman, M.D.	22,245,002	364,382	14,599,605
David L. Swartz	22,244,282	365,102	14,599,605

Proposal 2

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 was ratified based on the following votes:

For	Against	Abstentions
36,848,815	318,832	41,341

Proposal 3

The advisory (non-binding) vote on the compensation of the Company’s named executive officers was approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
22,270,331	260,176	78,876	14,599,606

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2013	RadNet, Inc.

	By:	/s/ Jeffrey L. Linden
	Name:	Jeffrey L. Linden
	Title:	Executive Vice President and General Counsel

3